Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-186823) and related Prospectus of Enersis S.A. of our reports dated April 2, 2014, with respect to the consolidated financial statements and schedule of Enersis S.A. and subsidiaries, and the effectiveness of internal control over financial reporting of Enersis S.A. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2013.

/s/ Ernst & Young Ltda.

Ernst & Young Servicios Profesionales de Auditoría y Asesorías Limitada

Santiago, Chile

April 3, 2014